UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2008

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Cyanotech Corporation has become materially obligated, as follows:

(1) On February 19, 2008 Cyanotech Corporation entered into an additional Senior Debt direct financial obligation Term Loan with Bridgeview Capital Solutions, LLC under the provisions of a United States Department of Agriculture (USDA) Rural Development (RD) Guarantee program. Term Loan proceeds, remaining after deducting closing costs, statutory fees, and other customary borrowing costs, will be used for working capital purposes.

(2) The full amount of the obligation assumed February 19, 2008 was $1,078,400, payable in monthly installments to Bridgeview Capital Solutions, LLC. The obligation fully amortizes over seven (7) years at a rate of interest based on the Prime Rate plus one percent (1%) per annum, initially an effective rate of seven percent (7%) per annum, adjustable on the first day of each calendar quarter for the term of the obligation. Repayment may be accelerated under specified conditions of default if the Company is not able to remedy such default within the terms and conditions of the Term Loan. The Term Loan is fully secured by all of the assets of Cyanotech Corporation. Also, because the Term Loan is under a USDA Rural Development Guarantee program, Bridgeview Capital Solutions, LLC has certain rights of recourse to the Rural Development Guaranty program to recover up to eighty percent (80%) of Bridgeview Capital Solution, LLC loss on the Term Loan. The Term Loan contains certain negative covenants such as dividend restrictions and providing customary priority and prior consent rights to Bridgeview Capital Solutions, LLC with respect to specified actions of Cyanotech Corporation.

(3) The obligation discussed under this Item 2.03 above is similar to and in addition to Cyanotech Corporation’s previously reported Senior Debt obligation payable to Bridgeview Capital Solutions, LLC under the USDA Rural Development Guarantee program originally incurred April 21, 2000. The amount of such previously reported Senior Debt at December 31, 2007, the date of the Company’s Form 10-Q for the third quarter of the Company’s fiscal year ending March 31, 2008, was $1,097,000. The current balance of this debt as of February 20, 2008 was approximately $1,064,000. As a result, as of February 19, 2008, Cyanotech Corporation’s combined obligations to Bridgeview Capital Solutions, LLC under the USDA Rural Development Guarantee program total approximately $2,142,400.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH
CORPORATION (Registrant)

February 22, 2008	By:	/s/ William R. Maris
William R. Maris Chief Financial Officer and VP of Finance and Administration